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                                                                     EXHIBIT 5.1



                [Letterhead of Wilson Sonsini Goodrich & Rosati]



                               October 5, 2000


Komag, Incorporated
1710 Automation Parkway
San Jose, CA 95131


               Re: Registration Statement on Form S-3


Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on or about October 5, 2000 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 4,255,656 shares of your common stock (the "Shares"). As your legal counsel, we have examined the proceedings taken by you in connection with the issuance and sale of the Shares.

        It is our opinion that the Shares have been legally issued and are fully paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.



                                      Very truly yours,

                                      WILSON SONSINI GOODRICH & ROSATI
                                      Professional Corporation

                                      /s/ Wilson Sonsini Goodrich & Rosati